EXHIBIT 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Principal Financial Officer of WSB Holdings, Inc. (the “Company”), each hereby certifies that, to his or her knowledge on the date hereof:

(a)                                  the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Phillip C. Bowman
Phillip C. Bowman
Chief Executive Officer
November 19, 2010

By:	/s/ Carol A. Ramey
Carol A. Ramey
Sr. Vice President/Chief Financial Officer
November 19, 2010

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.